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                                                                    EXHIBIT 2.2



                         Nursefinders Acquisition Corp.
                         c/o Atlantic Medical Management
                        156 West 56th Street, Suite 1605
                            New York, New York 10019


                                December 26, 1997


PFI Corp.
300 Delaware Avenue, Suite 543
Wilmington, Delaware  19801

         Re: Stock Purchase Agreement among Nursefinders Acquisition Corp., Nursefinders, Inc., and PFI Corp., dated as of November 15, 1997 (the "Agreement")

Gentlemen:

         This is to acknowledge that the Purchaser under the Agreement has waived the following closing conditions:

         1.       The financing required under Section 8.2(g);

         2.       The Employment Agreements required under Section 8.2(i)(1);

         3.       The Subscription Agreements required under Section 8.2(i)(2);
                  and

         4.       The consents listed on the attached Schedule 1.

                                Very truly yours,

                                Nursefinders Acquisition Corp.

                                /s/ J. Andrew Cowherd

                                J. Andrew Cowherd
                                President